WHEREHOUSE ENTERTAINMENT, INC.
                        WEI HOLDINGS, INC.

                       STANDSTILL AGREEMENT
                    Dated as of June 16, 1995



     This STANDSTILL AGREEMENT dated as of June 16, 1995 (this "Agreement") is made in respect of the Credit Agreement dated as of June 11, 1992, as amended by that certain First Agreement to Credit Agreement dated as of November 17, 1992, that certain Second Amendment to Credit Agreement dated as of August 17, 1993 and that certain Third Agreement and Limited Waiver to Credit Agreement dated as of January 27, 1994 (as so amended, the "Credit Agreement") among WEI Holdings, Inc. ("Holdings"), Wherehouse Entertainment, Inc. ("Borrower"), the lenders party thereto ("Lenders"), agent for Lenders ("Co-Agent"). Capitalized terms not defined herein shall have the definitions ascribed to them in the Credit Agreement.


I.   FINANCING ACCOMMODATIONS AND DEFAULTS.

     1. The Lenders have extended Loans and made other exten-sions of credit to Borrower. Holdings has guarantied the Obligations pursuant to the Guaranty.

     2. Holdings and Borrower (a) have failed to satisfy the requirements of Section 6.6B of the Credit Agreement for the fourth Fiscal Quarter of Fiscal Year 1995, (b) have failed to satisfy the requirements of Sections 6.1A, B and C of the Credit Agreement for the first Fiscal Quarter of Fiscal Year 1996, (c) have failed to satisfy the requirement of Section 5.1(iii) to deliver an unqualified audit opinion with respect to the financial statements for Fiscal Year 1995, (d) have advised Lenders that they will not, through the Standstill Termination Date ( as hereinafter defined), pay interest owing under Section 2.3E of the Credit Agreement that accrues from the date hereof at the increased default rate to the extent that such interest exceeds interest calculated at the non-default rate under Section 2.3A of the Credit Agreement and (e) have advised Lenders that from the date hereof through the Standstill Termination Date defaults under the Subordinated Debt Documents may occur that in turn may constitute Events of Default under Section 8.2 of the Credit Agreement (such defaults, together with any default resulting solely from a failure to pay principal due as a result of an acceleration of the Obligations on account of one of the defaults described in clauses (a)-(e) of this paragraph (but not an acceleration on account of any other defaults), being referred to herein as the "Designated Defaults").

     3. The Designated Defaults entitle the Lenders to declare all Loans and other Obligations to be immediately due and payable and to commence immediate enforcement and collection actions. Holdings and Borrower have requested that Agent and Lenders agree to forbear from taking certain enforcement and collection actions. Agent and Lenders have agreed to do so, but only to the extent, and on the terms, set forth expressly below.


II.  ACKNOWLEDGMENTS.

     Each of Holdings and Borrower acknowledges and agrees that Events of Default have occurred and are continuing that entitle the Lenders and Agent to declare the Obligations immediately due and payable.


III. REQUEST FOR FORBEARANCE.

     1. Subject to the terms hereof, Agent, Collateral Agent and Lenders agree to forbear from commencing an action to collect the Obligations including exercising a right of setoff, instituting suit, exercising collection rights and taking possession of, or foreclosing against, the Collateral as a result of any Designated Default until the earlier of (a) September 30, 1995 and (b) the date upon which any of the Standstill Conditions (as hereinafter defined) is not satisfied by the applicable date set forth in this Agreement or ceases to continue to be satisfied (the earlier of clause (a) and (b) being referred to as the "Standstill Termination Date"); provided that (i) Lenders, Agent and Collateral Agent expressly reserve their rights to exercise any and all remedies with respect to any indebtedness subordinated to the obligations under the Credit Agreement (including without limitation to the Subordinated Debt), (ii) Lenders and Agent expressly reserve the right to declare the Obligations immediately due and payable, (iii) no Loans may be converted to a Eurodollar Rate Loan, or continued as a Eurodollar Loan and (iv) interest shall accrue at the default rate pursuant to Section 2.3E of the Credit Agreement. For the purposes hereof, "Standstill Conditions" shall mean the requirements that:
(A) no Potential Event of Default or Event of Default (other than a Designated Default) shall occur or become known to Agent or any Lender and (B) each of the conditions set forth in Section IV of this Agreement shall be performed or satisfied, as and when required, TIME BEING OF THE ESSENCE in all respects.

     2. Notwithstanding the existence of the Designated Defaults, prior to September 30, 1995 (unless the Standstill Termination Date occurs before September 30, 1995) and subject to the terms and conditions of the Credit Agreement (except with respect to the existence of the Designated Defaults but including without limitation the provisions relating to the Borrowing Base and Letter of Credit Usage), Borrower may borrow Working Capital Loans in an aggregate principal amount up to the aggregate Working Capital Loan Commitment of $45,000,000.

     3. Borrower may not request Letters of Credit and, after June 22, 1995, may not borrow Swing Line Loans.


IV.  CERTAIN STANDSTILL CONDITIONS.

     1. Holdings and Borrower (a) will maintain their cash management system in accordance with their past practices, (b) will maintain all cash concentration accounts at financial institutions located in California, (c) will not open or, after June 26, 1995, maintain any deposit account at a financial institution located in California unless a notice satisfactory to Agent has been sent pursuant to Section 9303(g) of the California Uniform Commercial Code to the applicable financial institution with respect to such account, (d) will use their reasonable best effort to cause each financial institution located outside California at which Holdings or Borrower maintains a deposit account to enter into a cash collateral agreement reasonable satisfactory to Agent which shall provide, among other things, that Holdings and Borrower may maintain their current cash remittance system prior to the Termination Forbearance Date and
(e) will not open any new account at a financial institution located outside California unless such financial institution has entered into such agreement.

     2. Borrower shall pay by June 20, 1995, the April and May statements for the fees and expenses of O'Melveny & Myers in the aggregate amount of $23,760.60. In addition, Borrower shall deposit no later than June 20, 1995 with Policano & Manzo, O'Melveny & Myers and Paul, Hastings, Janofsky and Walker retainers in the amount of $75,000, $100,000 and $25,000, respectively. Agent, Co-Agent and Lenders agree that, prior to August 1, 1995, they will not submit to Borrower for payment any additional invoices with respect to their fees and expenses; provided that (a) all such fees and expenses shall continue to accrue and (b) all amounts deposited as a retainer in accordance with this paragraph IV.2 may be applied against accrued and unpaid fees and expenses.

     3. On or prior to June 26, 1995, Borrower shall deliver to Agent and Lenders the Borrower's Fiscal Year 1996 business plan.

     4. On or prior to July 10, 1995, Holdings and Borrower shall deliver to Agent and Lenders a restructuring plan for Holdings' and Borrower's capital structure based on and supported bu the Fiscal Year 1996 business plan delivered pursuant to paragraph IV.3 above.

     5. The aggregate amount of Inventory, as measured on the last Business Day of each two-week period commencing June 23, 1995 and reported by Borrower to Agent and Lenders in a format (consistent with the current systems capability) to be developed by Borrower and Policano & Manzo, shall not be less than $90,000,000.

     6. No holder of any subordinated debt of Holdings or Borrower (including, without limitation, the Subordinated Debt) nor any trustee for any issue of any subordinated debt of Holdings or Borrower (including, without limitation, the Subordinated Debt) shall have accelerated any such debt or commenced any legal proceeding in respect thereof.

     7. Neither Holdings nor Borrower shall have made or set apart any payment on account of any subordinated debt, including, without limitation, the Subordinated Debt.


V.   PENDING DISCUSSIONS.

     1. Holdings and Borrower acknowledge and affirm that, except as expressly set forth in this Agreement, Agent, Co-Agent, Collateral Agent and the Lenders are not committing or offering to extend any forbearance or accommodations whatsoever and Holdings and Borrower agree to conduct their affairs accordingly. Without limiting the generality of the foregoing, neither Holdings nor Borrower will claim that any prior action or course of conduct by Agent, Co-Agent, Collateral Agent or any of the Lenders constitutes an agreement or obligation to continue such action or course of conduct in the future.

     2. Holdings, Borrower, Agent, Co-Agent and the Lenders may, from time to time, engage in negotiations concerning the Obligations, which may be lengthy and complex. None of Holdings, Borrower, Agent and the Lenders shall have any obligation to modify, amend and/or restructure the Obligations or any of the Loan Documents in connection with the negotiations or otherwise, Each of Agent, Co-Agent and the Lenders may terminate the negotiations at any time, in their sole discretion, with or without notice, and without liability of any kind. Unless a written agreement as described in paragraph V.3 hereof is executed and delivered by each of the applicable parties, none of Holdings, Borrower, Agent, Co-Agent and the Lenders (including the Agent) shall have any obligation or liability by virtue of the commencement, prosecution or termination of negotiations concerning the Obligations and/or the Loan Documents. None of Agent, Co-Agent and the Lenders shall waive any rights or incur any liability by negotiation or by the passage of time associated therewith unless and until a written agreement as described in paragraph V.3 hereof is executed and delivered by Holdings, Borrower, Agent, Co-Agent and the Lenders.

          Holdings, Borrower, Agent, Co-Agent and the Lenders each acknowledge that the negotiations are in the nature of settlement negotiations, and therefore statements made in the course of negotiations may not be used for any other purposes including, without limitation, proof of admissions or liability or for other evidentiary purposes.

          Subject only to the terms of this Agreement (including, without limitation, Section II hereof) and subject to any applicable notice, grace or cure periods, Agent, Collateral Agent and Lenders, may exercise any right or remedy available to them pursuant to the Loan Documents or by applicable law or in equity during the pendency of the negotiations contemplated herein, and nothing herein shall operate to restrict, inhibit or prohibit Agent, Collateral Agent and the Lenders, from exercising any such right or remedy or from the prosecution or continued prosecution of any action or proceeding against Holdings, Borrower and/or the Collateral in furtherance of the foregoing.

     3. While Holdings, Borrower, Agent, Co-Agent and the Lenders may reach agreement on one or more preliminary issues that are part of the overall issues such parties are trying to resolve, Holdings, Borrower, Agent, Co-Agent and the Lenders have agreed that (except with respect to any written agreement executed by the parties expressly waiving this paragraph V.3 for the purposes of such agreement) none of Holdings, Borrower, Agent, Co-Agent and the Lenders shall be bound by any agreement on individual issues until (a) agreement is reached on all issues and the agreement so states, and (b) such agreement on all issues has been reduced to a written agreement executed and delivered by both Holdings, Borrower, Agent, Co-Agent and the Lenders (such a written agreement complying with (a) and (b) is hereinafter referred to as a "Restructuring Agreement"). Furthermore, in order to avoid any confusion or misunderstanding, each of Holdings, Borrower, Agent, Co-Agent and the Lenders also agrees that this Agreement may only be amended in writing. Without limiting the generality of the foregoing, any of Holdings, Borrower, Agent, Co-Agent or the Lenders may prepare or cause to be prepared term sheets or memoranda outlining or describing their discussions and/or proposals made in connection with those discussions. None of the preparation, distribution, response to or failure to respond to any such document shall constitute an agreement or the basis on which any party may claim reliance on any agreement unless and until a Restructuring Agreement is executed and delivered by the parties hereto.

     4. The Loan Documents are in full force and effect, and shall remain in full force and effect and until a Restructuring Agreement modifying the Loan Documents is executed and delivered by the applicable parties, and then only to the extent the Restructuring Agreement actual modifies such Loan Documents.


VI.  WAIVER DATED AS OF MAY 11, 1995.

     Notwithstanding anything to the contrary contained in that certain Limited Waiver dated as of May 11, 1995 (the "Limited Waiver") by and among Holdings, Borrower, Agent and Lenders be superseded in its entirety by this Agreement, shall be rescinded and shall cease to be of any further force or effect.


VII. OTHER MATTERS; ENTIRETY OF AGREEMENT.

     1. Holdings and Borrower ratify and affirm their obliga-tions in respect of expenses and indemnity payments under Sections 10.3 and 10.4 of the Credit Agreement, including, without limitation, their obligation to pay all legal and other fees and expenses incurred by the Agent and each of the Lenders in connection with this agreement and the Loan Documents. Nothing herein (including without limitation paragraph IV.2 of this Agreement) shall be construed to limit, affect, modify or alter the Holdings and Borrower obligations under Credit Agreement or elsewhere under the Loan Documents.

     2.   At any time on or after the Standstill Termination
Date, the Agent and the Lender shall be entitled to exercise all rights and remedies available, whether under the Loan Documents or at law or in equity, without further notice or demand.

     3. Each of Holdings, Borrower, Agent and the Lenders understands that this is a legally binding agreement that may affect such party's rights. Each represents to the other that it has received legal advice from counsel of its choice in connection with the negotiation, drafting, meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.

     4. When executed by Holdings, Borrower, Agent and Requisite Lenders, this Agreement shall be effective as to and for the benefit of Holdings, Borrower, Agent and the Lenders ( the date of such effectiveness being referred to herein as the "Effective Date"), and thereupon shall be binding upon and inure to the benefit of each of such parties and their respective heirs, successors and assigns, except that neither Holdings nor Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     5. This Agreement constitutes the entire agreement of Holdings, Borrower, Agent and the Lenders concerning the subject matter hereof, and all prior or contemporaneous understandings, oral representations or agreements had among the parties with respect to the subject matter hereof are merged in, and are contained in, this Agreement.

     6.   THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN
ACCORDANCE WITH, NEW YORK LAW WITHOUT REGARD TO PRINCIPLES OF
CONFLICT OF LAW.

     7. Section headings used in this agreement are for convenience only and shall not be used to interpret, limit or amplify any term of this agreement.

     8. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which are taken together shall constitute one agreement.

     9. If any provision of this Agreement shall be unenforceable under applicable law, such provisions shall be ineffective without invalidating the remaining provisions of this Agreement.

     10. Pursuant to the provisions of Section 10.9 of the Credit Agreement, Holdings and Borrower hereby notify Agent, Co-Agent, Collateral Agent and Lenders that the address for notices to Holdings and Borrower pursuant to the Credit Agreement and the other Loan Documents is:

               Wherehouse Entertainment, Inc.
               19701 Hamilton Avenue
               Torrance, California  90502
               Attention: Jerry E. Goldress

               with a copy to:

               Latham & Watkins
               633 West Fifth Street
               Suite 4000
               Los Angeles, CA  90071
               Attention: Hendrik de Jong

          [remainder of page intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective duly authorized officers of the date first written above.

                         WHEREHOUSE ENTERTAINMENT, INC.


                         By:  /s/ Kathy J. Ford
                              ------------------------------
                         Title: Vice President
                                Chief Financial Officer


                         HOLDINGS:

                         WEI HOLDINGS, INC.


                         By:  /s/ Kathy J. Ford
                              ------------------------------
                         Title: Assistant Secretary


                         BANKERS TRUST COMPANY, individually
                         and as Agent


                         By:  /s/ Robert R. Telesca
                              -----------------------------
                         Title: Assistant Vice President


                         HELLER FINANCIAL, INC.


                         By:  /s/ L. Hayes
                              -----------------------------
                         Title: Assistant Vice President


                         PRIME INCOME TRUST


                         By:  /s/ Rafael Scolari
                              -----------------------------
                         Title: Vice President


                         UNITED STATES NATIONAL BANK
                         OF OREGON


                         By:  /s/
                              -----------------------------
                         Title:


                               S-1